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                                                                    EXHIBIT 23.5





                           SIDLEY AUSTIN BROWN & WOOD LLP
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                                 March 3, 2004



Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392

Re: $4,000,000,000 SECURED NOTES REGISTRATION STATEMENT ON FORM S-3 - - CONSENT TO REGISTRATION STATEMENT REFERENCE


         This letter will serve as our consent to the reference in the registration statement, as amended, on Form S-3 (File Nos. 333-110499 and 333-110499-01) to be filed by Principal Life Insurance Company and Principal Financial Group, Inc. with the Securities and Exchange Commission, to the legal opinion of Sidley Austin Brown & Wood LLP, as counsel to Principal Life Insurance Company and Principal Financial Group, Inc., regarding priority of claims with respect to funding agreements pursuant to Iowa Code Section 507C.42


Very truly yours,

/s/ SIDLEY AUSTIN BROWN & WOOD LLP
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SIDLEY AUSTIN BROWN & WOOD LLP

SIDLEY AUSTIN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP PRACTICING
       IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS